 For Release:             Immediately

     Contact:             Celeste M. Murphy
                          Director - Investor Relations
                          847/564-7568, or home:  847/295-5588

                          Howard J. Adamski
                          Director - Financial Relations
                          847/564-6054, or home:  847/291-1467



               HOUSEHOLD REPORTS QUARTERLY AND FULL YEAR RECORDS:
                 FOURTH QUARTER NET INCOME UP 19%, EPS UP 21%;
                        FULL YEAR INCOME AND EPS UP 23%

       PROSPECT HEIGHTS, IL, January 25, 1996 -- Household International (NYSE:
HI) today reported that net income increased 19 percent to $132.3 million for the fourth quarter of 1995, compared with $111.0 million for the 1994 fourth quarter. Fully diluted earnings per share rose 21 percent to $1.29, compared with $1.07 a year earlier. Fourth quarter records were set for both net income and earnings per share.

       Household said full-year net income and earnings per share also increased to record levels. Full year net income of $453.2 million and earnings per share of $4.30 were both 23 percent higher than 1994.

       William F. Aldinger, chief executive officer and president of Household, said "We finished the year with a strong quarter, which benefited from seasonal growth and higher fee income from our credit card business. Our core receivables were 19 percent higher than a year ago. The focus on our core products helped improve our net interest margin by 21 basis points in the quarter and 30 basis points over the prior year quarter. Our efficiency ratio improved to 50 percent in the fourth quarter and helped drive our record performance."

       Mr. Aldinger continued, "We made significant progress in 1995 in focusing on our higher return businesses and improving our efficiency. Return on owned assets improved to 1.34 percent in 1995, a 24 percent increase over 1994's ratio of 1.08 percent and was 1.78 percent during the last quarter of the year. Return on shareholders' equity increased to 17.4 percent for 1995 from 16 percent for 1994. We expect continuing improvement in our business in 1996 as a result of the full effect of actions taken this year."

       Mr. Aldinger concluded, "We saw increases in our delinquency and chargeoff ratios during the fourth quarter due to a slowing economy and the changing mix of our portfolio to more unsecured loans. Losses due to personal bankruptcies increased in the quarter in the Visa/MasterCard portfolio. The increases were expected and consistent with our outlook for 1996."

        During the fourth quarter the company sold the bulk of its individual life and annuity products lines of Alexander Hamilton, its life insurance subsidiary. Assets sold, principally investment securities, totaled $6.1 billion. Household retained its credit life insurance business. During the fourth quarter, the company also sold its owned and serviced first mortgage portfolios and deposits of its Canadian Trust operations. This sale will allow the Canadian operation to focus on its higher return consumer finance operation and follows the sale of the company's domestic traditional first mortgage business earlier in 1995. Owned first mortgages sold in the fourth quarter totaled $825 million. The combination of gains on sale and lost operating income from the businesses sold did not significantly impact income in the quarter.

       The company said its managed core portfolio of credit cards, home equity loans and other unsecured consumer loans were up 31 percent, on an annualized basis, in the seasonally strong fourth quarter. In the fourth quarter, the company acquired two credit card portfolios totalling $570 million in receivables. Compared to the prior year, credit card loans were up 22 percent, other unsecured loans increased 24 percent and home equity loans increased 11 percent.

       The company's managed net interest margin was 6.69 percent versus 6.39 percent a year ago and 6.48 percent for the third quarter this year. The sequential increase was primarily due to product mix changes.

       Operating expenses totaled $368 million in the quarter, compared with $464 million in the year-ago quarter and $404 million in the third quarter of 1995. The 21 percent year-over-year decrease was driven by the sales of certain businesses and workforce reductions in the core businesses. The number of employees at December 31 was down 16 percent from a year ago.

       Due to the company's focus on improving efficiency and seasonally stronger revenues in the fourth quarter, the company's efficiency ratio improved to 49.8 percent, compared to 53.2 percent in the third quarter. In the year-ago quarter the efficiency ratio was 58.6 percent. For the year, the efficiency ratio was 53.9 percent, better than the company's previously stated 1995 goal of 55 percent.

       Due to the insignificance and liquidating nature of the remaining individual life insurance business, the company stopped reporting separate life insurance results. Also, in the fourth quarter, the company reclassified other secured products from consumer receivables to commercial loans. These loans represent liquidating portfolios of smaller income property loans that are now being managed as part of the company's liquidating commercial business. All prior total credit quality ratios have been restated to reflect this reclassification. Reported individual product line statistics and total consumer credit quality trends are unimpacted by this change.

       At year-end, two-months-and-over consumer delinquency was 3.46 percent of managed consumer receivables, compared with 3.26 percent in the third quarter and 3.11 percent a year ago. Over half of the 20 basis point increase over the prior quarter related to higher first mortgage delinquency due to the effect of selling the Canadian first mortgage portfolio, which had lower delinquency. In addition, shifting the domestic portfolio to a third party servicer resulted in temporarily higher delinquency on the transferred portfolio. The remaining increase was in merchant participation and unsecured loans, while Visa/MasterCard delinquency declined slightly. The increase in total delinquency was consistent with the company's expectations. The ratio of reserves to managed receivables equaled 3.22 percent at year-end, up from
2.87 percent at September 30, 1995 and 2.67 percent a year ago. Total reserves to total nonperforming loans were 111 percent, compared with 105 percent at the end of the third quarter, and 104 percent a year ago. At year-end, the company's shareholders' equity as a percent of managed assets equaled 6.74 percent, up from 5.39 percent a year earlier.

       Annualized consumer net chargeoffs as a percent of average managed consumer receivables were 3.28 percent for the quarter, up from 2.97 percent in the prior quarter and 2.70 percent a year ago. The primary factors contributing to the 31 basis point increase over the prior quarter were higher personal bankruptcies in the Visa/MasterCard portfolio (12 bps), the change in portfolio mix away from traditional first mortgage products including the sale of the Canadian portfolio (9 bps) and lower recoveries of previously charged off merchant participation accounts (6 bps). The full-year consumer chargeoff ratio increased from 2.84 percent in 1994 to 2.95 percent in 1995. The increases for the full year and fourth quarter were within expectations and consistent with the company's outlook for 1996.

       Household International, through its subsidiaries, is a major provider of consumer financial services in the United States, Canada and the United Kingdom. Its primary businesses include HFC, the nation's oldest consumer finance company, and Household Bank, one of the largest issuers of private label and general purpose credit cards in the United States, including The GM CardTM.

                                  # # #

HOUSEHOLD INTERNATIONAL, INC.

Fourth Quarter Financial Highlights

Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.

---------------------------------------------------------------------------------
                                                                          Percent
Three months ended December 31                         1995       1994     Change
---------------------------------------------------------------------------------
Managed interest margin and other revenues*       $ 1,081.7   $1,004.6        7.7%
Managed provision for credit losses*                  404.2      273.5       47.8
Salaries and fringe benefits                          124.7      159.6      (21.9)
Other operating expenses                              243.2      304.8      (20.2)
Policyholders' benefits                                57.9      120.5      (52.0)
Income taxes**                                        119.4       35.2      239.2
---------------------------------------------------------------------------------
   Net income                                     $   132.3   $  111.0       19.2%
=================================================================================
Earnings per common share:
   Primary                                        $   1.29    $   1.07       21.0%
   Fully diluted                                      1.29        1.07       21.0
Average number of common shares
  outstanding (in millions):
   Primary                                            99.5        97.2        2.4
   Fully diluted                                      99.5        97.6        1.9
Dividends declared per common share               $   0.34    $  0.315        7.9
Return on average common shareholders' equity         19.6%       19.2%       2.1
Return on average owned assets                        1.78%       1.25%      42.4%
=================================================================================

                                                  Dec. 31,   Sept. 30,   Dec. 31,
                                                      1995        1995       1994
---------------------------------------------------------------------------------
Assets                                           $29,218.8   $34,973.9  $34,338.4
Receivables managed                               36,616.7    35,396.9   33,050.7
Assets pending sale                                   --          --        398.3
Deposits                                           4,708.8     5,453.7    8,439.0
Trust originated preferred securities                 75.0        75.0       --
Convertible preferred stock                           --          --          2.6
Preferred stock                                      205.0       205.0      320.0
Common shareholders' equity***                     2,690.9     2,556.5    2,200.4
Book value per common share***                   $   27.70   $   26.08  $   22.78
Total shareholders' equity as a percent of
  managed assets***                                   6.74%       5.96%      5.39%
Number of common shares outstanding (in millions):
   Primary                                            99.1        99.5       97.4
   Fully diluted                                      99.1       100.0       97.5
---------------------------------------------------------------------------------
*   To aid analysis, interest margin and other revenues and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in portfolio.
**  The effective tax rate for the three months ended December 31, 1995 and 1994 was
    47.4 percent and 24.1 percent, respectively.  Tax expense for these periods included the one-time impact of the sale of the company's individual life and annuity business in 1995 and its Australian operations in 1994.
*** At December 31 and September 30, 1995, equity included positive adjustments of
    $94.3 million and $6.4 million, respectively, related to FAS 115 which marks certain investment securities to market.  At December 31, 1994, equity included a negative adjustment of $103.6 million.
/TABLE

HOUSEHOLD INTERNATIONAL, INC.

Full Year Financial Highlights

Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.

---------------------------------------------------------------------------------
                                                                          Percent
Year ended December 31                                 1995       1994     Change
---------------------------------------------------------------------------------
Managed interest margin and other revenues        $ 4,097.1   $3,723.6       10.0%
Managed provision for credit losses                 1,271.1      969.8       31.1
Salaries and fringe benefits                          545.6      656.6      (16.9)
Other operating expenses                            1,052.2    1,104.5       (4.7)
Policyholders' benefits                               474.5      464.4        2.2
Income taxes*                                         300.5      160.7       87.0
---------------------------------------------------------------------------------
   Net income                                     $   453.2   $  367.6       23.3%
=================================================================================
Earnings per common share:
   Primary                                        $   4.31    $   3.52       22.4%
   Fully diluted                                      4.30        3.50       22.9
Average number of common shares
   outstanding (in millions):
   Primary                                            99.0        96.3        2.8
   Fully diluted                                      99.3        97.2        2.2
Dividends declared per common share               $   1.31    $   1.23        6.5
Return on average common shareholders' equity         17.4%       16.0%       8.8
Return on average owned assets                        1.34%       1.08%      24.1%
=================================================================================
*   The effective tax rate for the year ended December 31, 1995 and 1994 was 39.9 percent and 30.4 percent, respectively.  Tax expense for these periods included the one-time impact of the sale of the company's individual life and annuity business and consumer banking operations in 1995 and its Australian operation in 1994.
/TABLE

DECEMBER 31, 1995

RECEIVABLES ANALYSIS

-------------------------------------------------------------------------------------------------------------------
                                                                                               % Change from Prior:
MANAGED PORTFOLIO ($ MILLIONS)           12/31/95             9/30/95             12/31/94              Qtr.   Year
-------------------------------------------------------------------------------------------------------------------
The combination of receivables owned and receivables which have been sold to public and private investors with limited recourse.

Home equity (1)                         $ 8,810.1           $ 8,761.7            $ 7,940.2               0.6 % 11.0 %
Visa/MasterCard (2)                      13,343.1            11,662.9             11,100.2              14.4   20.2
Merchant participation                    4,446.2             4,148.0              3,433.1               7.2   29.5
Other unsecured                           6,660.8             6,273.4              5,378.2               6.2   23.8
-------------------------------------------------------------------------------------------------------------------
Core products                            33,260.2            30,846.0             27,851.7               7.8   19.4
-------------------------------------------------------------------------------------------------------------------
First mortgage (1)                        2,066.9             3,042.9              3,364.2             (32.1) (38.6)
Commercial                                1,289.6             1,508.0              1,834.8             (14.5) (29.7)
-------------------------------------------------------------------------------------------------------------------
Managed portfolio                       $36,616.7           $35,396.9            $33,050.7               3.4 % 10.8 %
===================================================================================================================

RECEIVABLES (% OF MANAGED PORTFOLIO)
-------------------------------------------------------------------------------------------------------------------
Home equity                                  24.1 %              24.8 %               24.0 %
Visa/MasterCard                              36.4                32.9                 33.6
Merchant participation                       12.1                11.7                 10.4
Other unsecured                              18.2                17.7                 16.3
-------------------------------------------------------------------------------------------------------------------
Core products                                90.8                87.1                 84.3
-------------------------------------------------------------------------------------------------------------------
First mortgage                                5.7                 8.6                 10.2
Commercial                                    3.5                 4.3                  5.5
-------------------------------------------------------------------------------------------------------------------

RECEIVABLES ($ MILLIONS)
-------------------------------------------------------------------------------------------------------------------
First mortgage (1)                      $ 2,066.9           $ 3,042.9            $ 3,364.2             (32.1)%(38.6)%
Home equity (1)                           4,148.2             4,244.4              2,865.6              (2.3)  44.8
Visa/MasterCard                           5,512.0             5,534.3              4,788.9              (0.4)  15.1
Merchant participation                    3,696.2             3,398.0              2,564.9               8.8   44.1
Other unsecured                           5,019.2             5,018.0              5,137.2               0.0   (2.3)
Commercial                                1,289.6             1,508.0              1,834.8             (14.5) (29.7)
-------------------------------------------------------------------------------------------------------------------
Total owned receivables                  21,732.1            22,745.6             20,555.6              (4.5)   5.7
-------------------------------------------------------------------------------------------------------------------
Accrued finance charges                     381.6               335.3                305.0              13.8   25.1
Credit loss reserve for owned receivables  (720.4)             (667.8)              (546.0)              7.9   31.9
Unearned credit insurance premiums and
  claims reserves                          (159.9)             (135.6)              (122.2)             17.9   30.9
Amounts due and deferred from consumer
  receivable sales                        1,067.7             1,031.1                922.4               3.5   15.8
Reserve for receivables serviced with
  limited recourse                         (457.0)             (349.2)              (336.5)             30.9   35.8
-------------------------------------------------------------------------------------------------------------------
Total owned receivables, net             21,844.1            22,959.4             20,778.3              (4.9)   5.1
-------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited
  recourse:
Home equity (1)                           4,661.9             4,517.3              5,074.6               3.2   (8.1)
Visa/MasterCard                           7,831.1             6,128.6              6,311.3              27.8   24.1
Merchant participation                      750.0               750.0                868.2               0.0  (13.6)
Other unsecured                           1,641.6             1,255.4                241.0              30.8 +100.0
-------------------------------------------------------------------------------------------------------------------
Total receivables serviced with
  limited recourse                       14,884.6            12,651.3             12,495.1              17.7   19.1
-------------------------------------------------------------------------------------------------------------------
Total managed receivables, net          $36,728.7           $35,610.7            $33,273.4               3.1 % 10.4 %
===================================================================================================================
(1)  Certain home equity receivables have been reclassified from first mortgage receivables at December 31,1994.
     These receivables were $126.6 and $168.4 million for owned and serviced with limited recourse, respectively.
(2)  Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International, Incorporated,
     respectively.
/TABLE

STATEMENTS OF INCOME

-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended:                          % Change from Prior:
CONSOLIDATED - OWNED BASIS ($ MILLIONS)  12/31/95             9/30/95             12/31/94              Qtr.   Year
-------------------------------------------------------------------------------------------------------------------
Finance income                          $   731.3           $   752.3            $   696.7              (2.8)%  5.0 %
Interest income from noninsurance
  investment securities                      18.5                19.8                 41.2              (6.6) (55.1)
Interest expense                            375.5               404.1                364.1              (7.1)   3.1
-------------------------------------------------------------------------------------------------------------------
Net interest margin                         374.3               368.0                373.8               1.7    0.1
Provision for credit losses on owned
  receivables                               191.6               188.2                104.6               1.8   83.2
-------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for
  credit losses                             182.7               179.8                269.2               1.6  (32.1)
-------------------------------------------------------------------------------------------------------------------
Securitization income                       240.2               201.1                189.6              19.4   26.7
Insurance premiums and contract revenues     59.9                87.8                 85.9             (31.8) (30.3)
Investment income                            46.9               145.5                126.3             (67.8) (62.9)
Fee income                                   57.3                48.3                 56.6              18.6    1.2
Other income                                 90.5                58.0                  3.5              56.0 +100.0
-------------------------------------------------------------------------------------------------------------------
Total other revenues                        494.8               540.7                461.9              (8.5)   7.1
-------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                124.7               134.1                159.6              (7.0) (21.9)
Occupancy and equipment                      52.0                53.5                 63.2              (2.8) (17.7)
Other marketing expenses                     91.4                86.9                 91.5               5.2   (0.1)
Other servicing and administrative expenses  99.8               129.8                150.1             (23.1) (33.5)
Policyholders' benefits                      57.9               133.7                120.5             (56.7) (52.0)
-------------------------------------------------------------------------------------------------------------------
Total costs and expenses                    425.8               538.0                584.9             (20.9) (27.2)
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                  251.7               182.5                146.2              37.9   72.2
Income taxes                                119.4    47%         63.9     35%         35.2      24%     86.9 +100.0
-------------------------------------------------------------------------------------------------------------------
Net income                              $   132.3           $   118.6            $   111.0              11.6 % 19.2 %
===================================================================================================================
Efficiency ratio (1)                         49.8 %              53.2 %               58.6 %
===================================================================================================================
(1) Normalized to exclude the impact of nonrecurring items.

MANAGED BASIS INCOME STATEMENT - CONSOLIDATED
Securitizations and sales of consumer receivables are an important source of liquidity and capital management for the company.  The Company continues to service the securitized receivables after such receivables are sold, and retains a limited recourse obligation.  Securitizations impact the classification of revenues and expenses in the income statement.  Net interest margin, non-interest income such as interchange fee income and provision for credit losses related to receivables sold are reported net in securitization and servicing fee income.

To aid in analysis, the following table shows the pro forma impact on income statement classifications assuming the receceivables securitized and sold were instead held in portfolio.  This pro forma analysis does not adjust the results to reflect the differences between the company's accounting policies for receivables held in portfolio and receivables sold and serviced with limited recourse.  Accordingly, net income on a pro forma managed basis equals net income on a historical owned basis.

FOR THE QUARTER ENDED  12/31/95                As                                  Managed
($ MILLIONS)                             Reported         Adjustments                Basis
------------------------------------------------------------------------------------------
Net interest margin                     $   374.3           $   239.4            $   613.7
Provision for credit losses                 191.6               212.6                404.2
------------------------------------------------------------------------------------------
Net interest margin after provision for
  credit losses                             182.7                26.8                209.5
------------------------------------------------------------------------------------------
Securitization income                       240.2              (240.2)                 0.0
Insurance premiums and contract revenues     59.9                 0.0                 59.9
Investment income                            46.9                 0.0                 46.9
Fee income                                   57.3               213.4                270.7
Other income                                 90.5                 0.0                 90.5
------------------------------------------------------------------------------------------
Total other revenues                        494.8               (26.8)               468.0
------------------------------------------------------------------------------------------
Total costs and expenses                    425.8                 0.0                425.8
------------------------------------------------------------------------------------------
Income before income taxes                  251.7                 0.0                251.7
Income taxes                                119.4                 0.0                119.4
------------------------------------------------------------------------------------------
Net income                              $   132.3           $     0.0            $   132.3
==========================================================================================

MANAGED BASIS INCOME STATEMENT                               Three months ended:                 % Change from Prior:
($ MILLIONS)                             12/31/95   (2)       9/30/95    (2)      12/31/94     (2)      Qtr.   Year
---------------------------------------------------------------------------------------------------------------------
Finance income                          $ 1,177.7  13.4 %   $ 1,165.8   13.3 %   $ 1,069.2    13.0 %     1.0 % 10.1 %
Interest income from noninsurance
  investment securities                      18.5   5.2          19.8    5.7          41.2     5.4      (6.6) (55.1)
Interest expense                            582.5   6.6         592.5    6.7         534.6     6.5      (1.7)   9.0
---------------------------------------------------------------------------------------------------------------------
Net interest margin                         613.7   6.7 %       593.1    6.5 %       575.8     6.4 %     3.5    6.6
Provision for credit losses                 404.2               357.3                273.5              13.1   47.8
---------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for
  credit losses                             209.5               235.8                302.3             (11.2) (30.7)
---------------------------------------------------------------------------------------------------------------------
Insurance premiums and contract revenues     59.9                87.8                 85.9             (31.8) (30.3)
Investment income                            46.9               145.5                126.3             (67.8) (62.9)
Fee income                                  270.7               193.4                213.1              40.0   27.0
Other income                                 90.5                58.0                  3.5              56.0 +100.0
-------------------------------------------------------------------------------------------------------------------
Total other revenues                        468.0               484.7                428.8              (3.4)   9.1
-------------------------------------------------------------------------------------------------------------------
Total costs and expenses                    425.8               538.0                584.9             (20.9) (27.2)
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                  251.7               182.5                146.2              37.9   72.2
Income taxes                                119.4                63.9                 35.2              86.9 +100.0
-------------------------------------------------------------------------------------------------------------------
Net income                              $   132.3           $   118.6            $   111.0              11.6 % 19.2 %
===================================================================================================================

Average managed receivables             $35,257.9           $35,193.5            $32,994.8               0.2 %  6.9 %
Average noninsurance investments          1,420.3             1,390.9              3,032.7               2.1  (53.2)
-------------------------------------------------------------------------------------------------------------------
Average managed interest-earning assets $36,678.2           $36,584.4            $36,027.5               0.3 %  1.8 %
===================================================================================================================
(2)  % Columns: comparison to appropriate earning assets, annualized.

CREDIT QUALITY/CREDIT LOSS RESERVES

In the fourth quarter, the company reclassified other secured products from consumer receivables to commercial loans.
These loans represent liquidating portfolios of smaller income property loans that are now being managed as part of the company's liquidating commercial business.  All prior total credit quality ratios have been restated to reflect this reclassification.  Reported individual product line statistics and total consumer credit quality trends are unimpacted by this change.

($ millions)                             12/31/95             9/30/95             12/31/94
------------------------------------------------------------------------------------------
TWO-MONTHS-AND-OVER CONTRACTUAL DELINQUENCY
As a percent of managed consumer receivables, excludes commercial.
------------------------------------------------------------------------------------------
First mortgage                               3.29 %              2.16 %               1.81 %
Home equity                                  3.24                3.14                 2.83
Visa/MasterCard                              2.22                2.29                 2.25
Merchant participation                       4.51                4.25                 4.53
Other unsecured                              5.60                5.10                 5.19
------------------------------------------------------------------------------------------
Total                                        3.46 %              3.26 %               3.11 %
==========================================================================================
As previously published                      3.62 %              3.40 %               3.11 %
==========================================================================================

QUARTER-TO-DATE CHARGEOFFS, NET OF RECOVERIES
As a percent of average managed consumer receivables, annualized, excludes commercial.
------------------------------------------------------------------------------------------
First mortgage                               0.47 %              0.32 %               0.26 %
Home equity                                  0.95                1.12                 1.00
Visa/MasterCard                              4.67                4.24                 3.96
Merchant participation                       5.14                4.63                 3.84
Other unsecured                              3.46                3.45                 3.61
------------------------------------------------------------------------------------------
Total                                        3.28 %              2.97 %               2.70 %
==========================================================================================
As previously published                      3.26 %              2.92 %               2.65 %
==========================================================================================

NONPERFORMING ASSETS
------------------------------------------------------------------------------------------
Nonaccrual managed receivables          $   768.5           $   711.0            $   581.5
Accruing managed receivables 90 or
  more days delinquent                      267.2               233.6                228.2
Renegotiated commercial loans                21.2                22.0                 41.8
------------------------------------------------------------------------------------------
Total nonperforming managed receivables   1,056.9               966.6                851.5
Real estate owned                           136.5               148.7                182.8
------------------------------------------------------------------------------------------
Total nonperforming assets              $ 1,193.4           $ 1,115.3            $ 1,034.3
==========================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables      111.4 %             105.2 %              103.6 %
------------------------------------------------------------------------------------------

CREDIT LOSS RESERVES
------------------------------------------------------------------------------------------
Reserves for owned receivables at
  beginning of quarter                  $   667.8           $   661.1            $   633.6
Provision for credit losses - owned         191.6               188.2                104.6
Owned receivables - chargeoffs, net of
  recoveries                               (193.6)             (186.1)              (153.3)
Credit loss reserves on receivables
  purchased, net                             59.6               - - -                (30.6)
Other, net                                   (5.0)                4.6                 (8.3)
------------------------------------------------------------------------------------------
Reserves for owned receivables at end
  of quarter                                720.4               667.8                546.0
------------------------------------------------------------------------------------------
Credit loss reserves for receivables
  serviced with limited recourse at
  beginning of quarter                      349.2               296.1                241.5
Provision for credit losses                 212.6               169.1                168.9
Chargeoffs, net of recoveries              (104.6)             (115.9)               (75.6)
Other, net                                   (0.2)               (0.1)                 1.7
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
Credit loss reserves for receivables
  serviced with limited recourse at
  end of quarter                            457.0               349.2                336.5
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Total credit loss reserves at end of
  quarter                               $ 1,177.4           $ 1,017.0            $   882.5
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Credit loss reserves
     Owned                              $   720.4  3.31 %(3)$   667.8   2.94 %(3)$   546.0    2.66 %(3)
     Serviced with limited recourse         457.0  3.07         349.2   2.76         336.5    2.69
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Total managed credit loss reserves      $ 1,177.4  3.22 %   $ 1,017.0   2.87 %   $   882.5    2.67 %
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(3) % Columns:  comparisons to appropriate receivables